YM BIOSCIENCES INC.

WORK ORDER

A Phase II Open-Label, 2-Cohort Study of
Nimotuzumab 400 mg Weekly plus
Irinotecan (Cohort 1) and Nimotuzumab
400 mg Every 2 weeks plus Irinotecan
(Cohort 2) in Patients with Irinotecan-
Refractory Metastatic Colorectal Cancer

April 2, 2007

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Table of Contents

1. Proposal Details	3
2. Corporate Summary	4
Features & Benefits	4
Team & Location	5
Technology	5
Standards	5
Corporate & Clinical Organizational Chart	7
Services	8
Project Management	8
Regulatory Affairs	8
Clinical Monitoring	8
Operational Support	9
Medical Writing	9
Quality Assurance	10
Data Management	10
Training	11
Clinical Supply Logistics	11
Affiliate Services	11
3. Therapeutic Experience	12
4. ProjectTeam	14
Project Oversight	14
Project Management	15
Clinical Research Associates	15
Clinical Operations Associates	16
Quality Assurance	16
5. Project Summary	17
Project Timelines	21
Roles and Rates	21
Project Details	22
6. Estimate	36
7. Pass-Through Cost Estimate	38
8. Payment Schedule and Terms	40
9. Standard Practices	40
10. Client Signatures	41
11. Letter of Intent	42

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1. Proposal Details

Title:
A Phase II Open-Label, 2-Cohort Study of Nimotuzumab 400 mg Weekly plus Irinotecan (Cohort 1) and Nimotuzumab 400 mg Every 2 Weeks plus Irinotecan (Cohort 2) in Patients with Irinotecan-Refractory Metastatic Colorectal Cancer

Protocol #:	YMB1000-015

Customer:	YM BioSciences Inc.

MSA#:	YMBO7-MSA-30APR2007- 1.0

Proposal No.:	YMBO7-WOI-29MAR2007-2.3

Customer Reference:	YMBO7-WO1

Confidentiality:	Restricted – Commercial Copyright and Reproduction

This proposal is submitted by Allphase Clinical Research Inc. in response to the invitation issued by Ms. Nancy Cohen, Project Manager at YM BioSciences Inc. dated 28FEB2007, with revisions requested on 12 & 30 MAR; 01 APR2007. It may not be used for any other purposes, reproduced in whole or in part, nor passed to any organization or person without the specific permission in writing of the President, Allphase Clinical Research Services Inc.

Proposal Date:	02APR2007

Version:	1.0

Validity:	90 days

CRO Address:	Allphase Clinical Research Services Inc.
19 Camelot Drive
Ottawa, ON Canada K2G 5W6
P: (613) 228-1990
F: (613) 228-8493
C: (613) 291-2362
Email: jsmith@allphaseclinical.com

Approved by:
	/s/ Jeff Smith	22 May 2007
	Jeff Smith	Date
President

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2. Corporate Summary

Allphase Clinical Research was incorporated on January 5, 2001 to provide services to the pharmaceutical and biotechnology industries, specifically related to the development of therapeutic products and devices. Allphase Clinical Research was founded with the mandate to provide reliable, high-quality service at rates in line with disciplined corporate overhead. This is driven by a desire to conduct clinical research more effectively by using the experience and best practices developed by reputable professionals in the industry. Allphase Clinical Research is a service organization dedicated to Helping You Improve Life™.

The corporate vision is designed around a self-perpetuating business model whereby the quality of our work and reputation will continuously attract reputable clients and employees. By keeping client costs appropriately in line with overhead and not charging “what the market will bear”, the value created will develop an environment where Allphase Clinical Research will be the common sense solution for the pharmaceutical and biotechnology industries.

As a testament to the company vision, Allphase Clinical Research continues to double its revenue and personnel each year which is spurred entirely through repeat business and the addition of new clients by word of mouth. In response to the increasing demand for our services, we continue to invest in our infrastructure purposefully, methodically, and prospectively. Allphase Clinical Research is committed to providing our clients with consistent high-quailty service and this can only be achieved in conjunction with planned, organized growth. With this approach, Allphase Clinical Research is able to continually offer additional in-house services and complimentary adjunct business units.

Our involvement in challenging projects has provided us with opportunities to expand our knowledge base, improve our processes, and develop other services for the benefit of our clients.

Features & Benefits

At Allphase Clinical Research, we thrive on challenge. By providing our accumulated knowledge and applying standardized processes, we have assisted our clients in achieving great success with their development programs. We also ally ourselves with experts in various fields to keep abreast of current and evolving standards of care to support our clients with the development of novel therapies.

The industry has established best practices and guidelines for the conduct of clinical research, which we adhere to, and at the same time we offer additional benefit by having:
t	Established policies, practices, and standards to maximize client value and ensure client confidentiality;
t	Experienced personnel with a solid foundation in clinical trial management, a disciplined work ethic, and an emphasis on customer service;
t	Access to premier clinical research sites and therapeutic experts across North America;
t	A personable, team-focused approach; and
t	Innovative, time-saving technologies.

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Allphase Clinical Research is an ideal-sized organization to provide the most value to our clients. We are large enough to maintain an infrastructure conducive to maximizing quality, efficiency, and support, but small enough to be highly adaptive and to operate without the added overhead of larger CROs. This translates into labour rates significantly lower than larger companies, but with ample infrastructure to ensure quality.

Our rates are similar to those of independent consultants (i.e. CRAs and Project Managers) in our industry, and are a true reflection of the operating costs needed to maintain the appropriate infrastructure demanded by the industry.

Team & Location

The Allphase Clinical Research head office is located in the Camelot Business Park of the nation’s capital, Ottawa, Ontario, Canada. This location is ideally situated in close proximity to Health Canada, the McDonald-Cartier International Airport, and all Ottawa campus hospitals, hotels, and business services. Our 6,044 square foot single-story office building accommodates the management team, administrative and quality assurance personnel, project managers, and in-house CRAs. The majority of our CRA team is regionally based within major centres across North America, where they work from a home office. The organizational chart (see next page) summarizes our corporate structure.

As a significant proportion of our work is now in the United States, Allphase Clinical Research opened its first office in the United States in December 2006, at 140 Broadway, New York, New York. In order to provide our current and prospective clients with more international services, we are expecting to open an office in Europe in 2007.

Technology

By continuously investing in state-of-the-art technologies, Allphase Clinical Research has established a framework for dynamic growth that permits us to provide additional and improved services to our clients. Specialized communication tools such as our Voice-over-Internet-Protocol (VoIP) telephone and computer systems enable every employee to function seamlessly as though they are located in the same building. All corporate and trial-related information is maintained in our monitored and access-controlled facility, in either hard copy or electronic form. Access to the electronic documents by the field force is through a secure, state-of-the-art server system employing 128-bit encryption technology.

Standards

We believe it is essential for a professional outsourcing partner to provide a level of organization and infrastructure that ensures consistency and dependency, with efficiency that will contain costs. Allphase Clinical Research conducts vendor assessments on our outsourcing partners because our reputations are interdependent. Similarly, we encourage prospective clients to do their due diligence inspections of our facilities and references. Recognizing the importance of credibility, we invest significantly in our systems and processes. We have in place:
t	Standard Operating Procedures and policies;
t	Monitored, state-of-the-art security systems;
t	Access-controlled facility;
t	Access-controlled and independently alarmed clinical supply room;

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t	Access-controlled Trial Master File room;
t	Access-controlled secure server room;
t	Appropriate data storage and redundancy systems;
t	Robust anti-virus and firewall security;
t	128-bit VPN encryption;
t	VoIP communications system;
t	Teleconferencing capability; and
t	Proprietary data/document processing systems.

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Corporate & Clinical Organizational Chart (currently 45 employees)

Jeff Smith President
Heidi Berke VP Business Development
Grace Newman Director Human Resources
Tracy Smith Manager Finance
Angelo Panzica Chief Operating Officer
Susan Card Finance
Kelsey Ardley Finance
Thelma Spencer Director Clinical Operations
Vacant Director / Manager Quality Assurance
Constantin Rusan Information Systems
Data Management
Susan Boyd ACE Training Manager
Project Managers
Clinical Research Associates
Clinical Operations Associates
3 QA Auditors
IS Personnel

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Services

Project Management

The role of the Project Manager is critical to the success of every clinical trial. At Allphase Clinical Research, our project managers are experienced professionals trained to deliver superior service to our clients. Their collaborative approach combined with exceptional organizational and interpersonal skills creates a responsive, client-driven environment. Our services include:
t	IND/CTA maintenance;
t	Collaborative interaction with regulatory authorities and IRBs;
t	Investigator site selection and feasibility assessments;
t	Regulatory document package design (site level);
t	Contract and budget preparation, negotiation, and administration;
t	Investigator meeting organization and site training;
t	CRA resourcing, mentoring, and co-monitoring support;
t	Monitoring report review;
t	SAE reporting coordination;
t	Coordination of site/ vendor/ client communications; and
t	Managing client expectations for on-time and on-budget performance.

Regulatory Affairs

Regulatory support is essential to the drug development process, and Allphase Clinical Research is devoted to serving as your regulatory partner for the success of your clinical development program. Our careful attention to detail and excellent relationship with the regulatory authorities helps to expedite the regulatory review process and to shorten drug development timelines.

Our Regulatory Team is able to publish regulatory submissions in compliance with FDA, Health Canada and European requirements. Our services include:
t	Investigational New Drug Applications (INDs);
t	New Drug Applications (NDAs);
t	Abbreviated New Drug Applications (NDAs);
t	Biologic License Applications (BLAs);
t	New Drug Submissions (NDSs);
t	Abbreviated New Drug Submissions (ANDSs);
t	Clinical Trial Applications (CTAs).

Clinical Monitoring

Our Clinical Research Associates (CRAs) are appropriately qualified and industry recognized for their outstanding reputation in customer service, in-depth knowledge of industry regulations and guidelines, and therapeutic knowledge. They ensure compliance with protocols, quality standards, data collection requirements, and regulatory guidelines. The CRAs are regionally located across North America, reducing travel time and expenses. Our CRAs truly enjoy their profession, which we feel is ultimately reflected in their interactions with clients, colleagues, and site staff as they perform their duties:
t	Site initiation, routine monitoring, and close-out;
t	Site personnel training, mentoring, and guidance;
t	Assessing protocol compliance and data integrity;

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t	Regulatory document review;
t	Pharmacy training and drug accountability; and
t	Ensuring GCP, consenting, confidentiality, and safety requirements are met.

Operational Support

Our Clinical Operations Associates (COAs) fill a crucial supportive role to all members of the team. COAs work to streamline the process of managing a clinical trial. A primary function of this role is acting as a central point through which virtually all clinical documentation is channeled. As documents are received, they are logged into a tracking system, scanned, and either filed in our in- house Trial Master File or forwarded to the client using a transmittal system. We have developed a proprietary process of managing regulatory documentation that provides our CRAs with a tool to ensure that site regulatory files accurately represent the Trial Master File, with a minimal amount of administration. This means that the site regulatory file is kept up to date, and our client costs are less than organizations that use more conventional processes.

COAs also compile regulatory and enrolment data from investigative sites, which can then be posted to a secure, client-specific web site. Clients requesting this value-added service can access a web portal at their convenience, with a username and password.

The Manager of Clinical Operations provides high-level quality control by managing client expectations, employee workloads, oversee compliance with SOPs and policies, employee performance evaluations, and providing guidance and support to the team. This supervision creates an environment of consistency and high-quality work for our clients.

Medical Writing

Our experienced medical writers have advanced degrees in the biological sciences and related fields which allow them to deliver quality service. Our Scientific Affairs team believes that medical writing is a multi-disciplinary and collaborative process. We are committed to providing our clients with the highest standards of scientific detail that meet all international guidelines, regulations, and standards. Our diverse scientific team members are dedicated to producing clear and comprehensive presentation formats. Services include the development of:

t	Phase I-IV study protocols;
t	Investigational drug brochures;
t	Informed consent forms;
t	Case report form and diary card design;
t	Clinical study reports and safety narratives;
t	Presentation posters and PowerPoint Presentations;
t	Technical briefs; and
t	Training manuals.

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Quality Assurance

Allphase Clinical Research Quality Assurance Team strives to provide thorough coverage for both our internal and external clients’ compliance oversight. Our team brings practical application of the applicable regulations and guidance’s to your attention through carefully planned audits and detailed reports. The Allphase QA department is at arms-length to the clinical operations team and reports directly to the President. Independent audits of clinical investigational sites, in-house processes and documentation provide an objective assessment of the quality of the data collected and processed as part of a submission. Our experienced staff provides a comprehensive Quality Assurance service program including:
t	Evaluation and auditing of GCP quality processes:
o	Vendor qualification and due diligence audits (CROs, central IRBs, clinical/ diagnostic laboratories, centralized ECG/PFT readers, clinical data management, clinical supplies distributors);
o	Clinical investigator site audits;
o	Clinical data management process audits;
o	Clinical study report and regulatory submission document audits;
o	Systems audits (pharmacovigilance and drug safety reporting, computer system validation documentation compliance, clinical research operations).
t	Standard Operating Procedure (SOP) and policies development:
o	Clinical research SOP gap analyses and needs assessment;
o	Facilitation of SOP/policies development, approval process, distribution and training activities;
o	Collaborative design and writing of customized SOPs and policies.

Data Management

Allphase Clinical Research offers a full spectrum of data management services and expertise to ensure the efficient and appropriate management of your clinical trial data. Our team is experienced in clinical trial design, implementation and execution at all levels. They are well trained and rigorously follow Standard Operating Procedures (SOPs) that encompass security, industry regulations, engineering and GCP. Using state-of-the-art data management system technology, we are able to deliver a high-quality, unified database. Data management related services include:
t	CRF and database design;
t	AE and medical coding and reporting;
t	Clinical trial safety database/ reconciliation;
t	Lab data import;
t	Single and double data entry;
t	Query generation;
t	Data validation, storage and archiving; and
t	Biostatistics.

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Training

The Allphase Center of Excellence (ACE) program has been developed with an emphasis on providing training to individuals with clinical trial experience who would benefit from additional training or refresher courses. The training focuses on the fundamentals of clinical research, based on ICH/GCP guidelines, EU Directives, and FDA and HPFB regulations. Course materials have been designed for the training of naïve and experienced investigator site personnel, new monitors, and experienced monitors in need of formal training. The training program format is flexible and customizable. It can be conducted at the client’s place of business, thereby offering a significant savings of both time and expense. If a more formal or larger training venue is appropriate, our ACE trainers can host the training at venues worldwide.

Clinical Supply Logistics

Allphase Clinical Research has recently added support services for clinical trial supply storage, management, and distribution. We have the ability and capacity to store and distribute pre-packaged investigational medication and CRF supplies for clinical trials. Currently this service offering is only available for non-narcotic and ambient temperature products. The scope of this service is evolving to meet demand and we encourage prospective clients to enquire about our capabilities.

Affiliate Services

Allphase Clinical Research is able to offer clients full-service CRO capabilities by augmenting our in-house services with those of our affiliated partners to be able to provide:
t	Statistical Analysis;
t	Medical Monitoring;
t	DSMB.

Our Team is Your Team
All of our in-house services are provided by full-time employees of Allphase Clinical Research. This permits us to carefully control the quality of service that we provide, and ensure uniformity in our means and methods. This, together with the in-house support infrastructure we have created at Allphase Clinical Research, is the reason for the reliability our clients have come to expect. As a result, our clients continue to provide us with repeat business every year, 100% of the time!

To date we have been successful in maintaining consistent personnel on the majority of the trials we have worked on. This is largely due to a low personnel turnover of less than 10% annually. Consistency is integral to efficiency.

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3. Therapeutic Experience

Over the past 6 years, Allphase Clinical Research has conducted studies in a variety of therapeutic areas including:

Therapeutic Area	# of studies	Indications
Allergy/ Respiratory	7	Asthma Chronic Obstructive Pulmonary Disease Perennial Allergic Rhinitis Seasonal Allergic Rhinitis
Cardiovascular	9	Atrial Fibrillation Deep Vein Thrombosis Intermittent Claudication Pulmonary Embolism
CNS	6	Amyotrophic Lateral Sclerosis Alzheimer’s Disease Depression Multiple Sclerosis Smoking Cessation
Endocrinology	5	Diabetes Dyslipidemia
Infectious Disease	6	Hepatitis HIV
Oncology	8	Brain Breast Head and Neck Ovarian Renal Cell Carcinoma Small Cell Lung
Other	8	Alpha-1 Antitrypsin Deficiency Chronic Idiopathic Urticaria Immunodeficiency Primary Immune Deficiency Rabies
TOTAL	49

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Oncology Experience

Allphase has been contracted to manage and/or monitor 8 oncology clinical trials over the past 6 years. Through selective hiring, our teams collective experience is differentiating Allphase as an industry specialist in oncology, which is creating an increasing demand for our services in this area.
Therapeutic Area	Phase	# of Sites	# of Subjects

Small Cell Lung Cancer	I/Il	5	48

Advanced Breast Cancer	II	5	30

Metastatic Renal Cell Carcinoma	II	1	5

Metastatic Breast Cancer	II	4	37

Squamous Cell Carcinoma	II	6	20

Squamous Cell Carcinoma	II	6	10

Pediatric Brain Tumors	I	1	19

Ovarian Cancer	II	7	40

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4. Project Team

YM BioSciences Inc. has decided to outsource several aspects of their clinical trial, “A Phase II Open-Label, 2-Cohort Study of Nimotuzumab 400 mg Weekly plus Irinotecan (Cohort 1) and Nimotuzumab 400 mg Every 2 Weeks plus Irinotecan (Cohort 2) in Patients with Irinotecan Refractory Metastatic Colorectal Cancer”, and has contacted Allphase Clinical Research Inc. for resource support and to benefit from our expertise in the conduct of clinical trials. The selection of an outsourcing partner is a critical step in the successful execution of any project, as well as integral to the external perception of the sponsor company.

Allphase has a proven track record of successfully conducting research trials for our clients, as demonstrated by the 100% repeat business our clients provide. In addition to task competence, Allphase also focuses on relationships, both with our clients and with the investigative site staff. Establishing a positive environment with future product prescribers is an important adjunct to the marketing initiatives of our clients.

In order to meet the objectives of your project, a qualified Project Manager will be responsible for the overall execution of the trial. This person will be supported by an experienced and multi-talented team of CRA’s, Regulatory Affairs, Drug Safety, Data Management and operational staff.

Having implemented a variety or clinical trials, from protocol development to database lock, we have a clear understanding of the project requirements as set out in the protocol and in an email provided on 01MAR2007 from Ms. Cohen, and discussions on 12 and 30 MAR2007. Based on the specifications and our knowledge of clinical research processes we have prepared an estimate which we feel is reasonable at this time. Please be assured that Allphase strives to economize appropriately whenever possible.

Project Oversight

Thelma Spencer, BScH: Director of Clinical Operations (Ottawa) – see attached CV. Ms. Spencer has over 21 years experience fulfilling roles related to the development of pharmaceutical products. As the Director of Clinical Operations, she will be responsible for providing direction and guidance to the project team, through her direct interaction with the Project Manager. Ms. Spencer’s experience has included the areas of Oncology, Cardiovascular, CNS, Infectious diseases, Metabolism, and Ob/GYN. Perhaps her most relevant experience as it pertains to this project is her prior experience as the Project Manager at Adherex Technologies, where she was responsible for the overall execution of the clinical development program for their oncology therapy.

Sue Boyd, RN: Manager, Allphase Center of Excellence; CRA Manager (Ottawa) – see attached CV. Ms. Boyd has over 14 years experience related to the development of pharmaceutical products. Prior to this she worked for 18 years as an oncology nurse at ORCC (radiation, chemotherapy, radioactive implants, surgery), and 2 years as the charge nurse of the pharmacology unit conducting 12 studies, mainly phase 1 and 2 colorectal, brain, breast and lung trials, all with PK sampling. One of the last studies Ms. Boyd was in charge of was a phase II colorectal study with CPT 11. Her site was one of the highest enrollers. Dr. Maroun and Ms. Boyd were asked to present their experience to the marketing group for the sponsor. As the corporate trainer and CRA Manager at Allphase, Ms. Boyd will directly oversee and provide guidance to the CRAs assigned to this project.

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Project Management

Wendy Kirby, RN: Project Manager (Ottawa) – see attached CV.
Ms. Kirby has over 19 years experience in the pharmaceutical industry, the last 5 years of which have been in a Project Management role. Prior to entering the pharmaceutical industry, Ms. Kirby was a nurse for 16 years. Ms. Kirby has been a Project Manager for the following clinical trials:
# of Studies	Phase	Indication
2	III	Metastatic Colorectal
1	II/III	Ovarian Cancer
3	III	Cervical Dystonia
1	I	Hemifacial Spasm
I	III	International Melanoma
1	III	AML

Her therapeutic experience includes the following areas:
Therapy Area	Indication
Hematology	Chemotherapy administration: AML, Hodgkin’s Disease, NHL and apharesis administration
Infectious Diseases	Antiviral research: HIV
Oncology	Breast, Ovarian, Acute Myeloid Leukemia, Colorectal, NSCL, SCL, Melanoma, Hodgkin’s Disease, Non Hodgkin’s Lymphoma
Neurological	Alzheimer’s Disease, Cervical Dystonia

Clinical Research Associates

Karry Schenk (Ottawa, ON) – (see attached CV).
Ms. Schenk has been a CRA for over 10 years and has monitored 7 oncology studies. Prior to this she worked for 4 years as a study coordinator at a cancer clinic. Ms. Schenk worked on more than 100 oncology studies during this time, 15 of which were colorectal studies. She also worked on a part time basis for 1 year with the NCIC doing randomizations.

Faye Aspelund (Ottawa, ON) – (see attached CV).
Ms. Aspelund has been a CRA for 2.5 years. Prior to this she worked for 15 years as an oncology study coordinator. Ms. Aspelund worked on more than 200 oncology studies during this time, 30 of which were colorectal studies.

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Isabelle Keeley, REN (Ottawa, ON) – (see attached CV).
Ms. Keeley has been a CRA for 8 years and has monitored 4 oncology trials during this time. Prior to this she worked for 19 years as registered nurse.

Moira MacDonald, RN (Toronto, ON) – (see attached CV).
Ms. MacDonald has been a eRA for 9 years and has monitored 6 oncology trials during this time (Non-Small Cell Lung, Ovarian, Endometrial and Breast Cancer). Prior to this she worked for 12 years as an oncology study coordinator, and 7 years as a primary care/ chemotherapy staff nurse.

Andrea Murphy, RN (Vancouver, BC) – (see attached CV).
Ms. Murphy has been a CRA for 6 years and has monitored trials in a number of therapeutic areas, however none in oncology. Prior to this she worked as a Research Coordinator for 12 years and a nurse for 14 years. Although Ms. Murphy does not have Oncology experience, she has significant industry and nursing experience and has demonstrated rapid learning. In discussions with Ms. Cohen of YM BioSciences, it was felt that Ms. Murphy would be an appropriate choice for the west coast CRA.

The five CRA’s proposed above are appropriately experienced and currently available. The CRA workload represented in this proposal can be managed by two CRAs however, YM BioSciences Inc. may prefer to have more than two CRAs assigned in order to decrease travel costs. In this case we would recommend that all participating CRAs attend the Investigator’s Meeting.

Clinical Operations Associates

Alison Conley; Litharitza Vakopoulos; Ewa Lifsches (Ottawa, ON) - Ms. Conley is our most senior Clinical Operations Associate with more than four years of clinical research experience. In addition to operational support, Ms. Conley is responsible for organizing Investigator Meetings. Ms. Conley is an administrative professional who possesses strong organizational skills and is praised by existing clients for her proactive, friendly approach. Ms. Conley will oversee the administrative aspects of this trial, and will be supported by Ms. Vakopoulos and Ms. Lifsches.

Quality Assurance

Linda Kraft, RN, Quality Assurance Auditor (Ottawa, ON) – Mrs. Krafti is based in Ottawa and brings with her more than 13 years experience in clinical research including project management and auditing. Mrs. Krafti has several years of experience in conducting central file assessments, and site and sponsor audits.

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5. Project Summary

Based on the information received to date and the noted assumptions, the following summary of tasks has been identified for outsourcing:

Protocol
Drug	Nimotuzumab (TheraCIM®, YMB 1000, h-R3)
Indication	Metastatic Colorectal Cancer
Phase	II
Title
A Phase II Open-Label, 2-Cohort Study of Nimotuzumab 400 mg Weekly plus Irinotecan (Cohort 1) and Nimotuzumab 400 mg Every 2 Weeks plus Irinotecan (Cohort 2) in Patients with Irinotecan-Refractory Metastatic Colorectal Cancer

Short Title	Nimotuzumab plus Irinotecan in Irinotecan-Refractory Metastatic Colorectal Cancer
Objectives
Primary:
To evaluate whether the combination of Irinotecan and nimotuzumab will result in a lower incidence of Grade 2 or greater acneform rash or infusion reaction, allergic reaction or anaphylactoid reaction AEs in patients with irinotecan-refractory metastatic colorectal cancer.

Secondary:
• To evaluate whether the combination of irinotecan and one of the 2 different dosing schedules of nimotuzumab will result in an objective response rate (ORR) in patients with irinotecan-refractory metastatic colorectal cancer.

• To compare progression-free survival (PFS), defined as time from date of randomization until date of disease progression (clinical or radiological) or death due to any cause, in each nimotuzumab arm;

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		• To compare the rate and duration of Stable Disease (SD) in each treatment arm;
		• To compare the time to disease progression (TTP) in each treatment arm;
		• To compare ORR in patients who are identified as having “primary” irinotecan resistance according to stratification criteria at the time of randomization in each treatment arm;
		• To compare overall survival in each tx arm;
		• To compare the overall safety and toxicity profiles of 2 dose regimens of nimotuzumab plus irinotecan;
		• To compare incidence of symptomatic rash, defined as any rash or pain in each treatment arm,
		• To define the biologically effective dose of
		nimotuzumab based on ORR and safety data
		which can serve as a reference for future studies.
Sites
No. of Investigator Meetings	1
Investigator Meeting Location		TBD
Number of Treatment Groups	2
Local of Central IRB		Local
Number of Sites	[*]
Location of sites		[*]
Number of Site Selection Visits	0
Number of Initiation Visits	11
Est. # of Monitoring hrs/ SF CRF	0.5	assuming minimal data review & collection
Est. # of Monitoring hrs/ Completed CRF	16	Based on 60 CRF pages per patient. Also includes: query resolution (monitoring & DM generated); drug accountability; proportional share of regulatory reconciliation
Estimated Number of Monitoring Hour	1605
Estimated Number of Monitoring Days	229	7 hour monitoring day (1hr for site administration)
Estimated Number of Visits per Site	21	assumes 1 day visit
Estimated Monitoring Frequency	6	every 6 weeks (1 day visits)
Estimated Number of Monitors	3	Workload estimated at 1.3 FTE. 3 CRAs regionally distributed will save travel costs.
Estimated Number of Close-out Visits	11
Estimated Number of Ad-Hoc Visits	4	PM visits to YMB (approx every 6 months)
Estimated Number of Co-Visits by PM	3

CONFIDENTIAL

MSA#:	YMB07-MSA-30APR2007-l.0	WO Version Code:	YMB07-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Subjects
Number of Subjects Screened	110
Number of Subjects Randomized	100
Enrolment Period	78	weeks (FPFV 06/2007 to LPFV 12/2008)
Duration of Each Subject	26	weeks (Scr; 26 wk Tx)
Follow Up of Each Subject	26	Weeks(26 wk FU)
Total Study Duration (all subjects - active)	104	weeks (FPFV 06/2007 to LPLV (active period) 06/2009)
Total Study Duration (all subjects)	130	weeks (30 mo)
Total Study Duration (PM) Active Period	104	weeks
Total Study Duration (PM) Follow-Up Period	26	weeks
Total Study Duration (PM)	138	weeks (total study duration + 8 weeks F/U)
Estimated # PM hours/week (active period)	11	hours (1hr/wk/site)
Estimated # PM hours/week (F/U period)	5.5	hours (0.5hr/wk/site)
Estimated Number of SAE	100
Medical Writing
Number of Medical Reports	1
SOP
SOPs to be used		YM BioSciences
Forms		YM BioSciences
Data Management
Allphase DM		paper CRF
Quality Assurance
Site Audits	4
Vendor Audits	2	Central lab for PK samples & Radiology Lab
QA Audit of Clinical Database	0
QA Audit of Clinical Study Report	0
QA Audit of Study File	0
Vendors
Number of Laboratories		Local & Central (PK)
Investigational Product Distributor		YM BioSciences
Radiology Review	120	based on 20% responders and 6 images/patient
Services Requested
	N/A	Regulatory
		CTA prep, submission and maintenance
		Project Management

CONFIDENTIAL

MSA#:	YMB07-MSA-30APR2007-l.0	WO Version Code:	YMB07-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

N/A	Site Contract Negotiation and Payment Facilitation

N/A	Regulatory Document Collection

N/A	ICF Preparation & Translation

N/A	IRB preparations and submissions - central
IRB; or assistance with the submissions if
local IRB.

N/A	Site Identification
Multi-site Management
CRA Management
Teleconference and Project Updates
Vendor Management (if applicable)
General Administration

Investigator Meeting
Planning & Execution
Presentations
Travel Arrangements for Attendees

Clinical Monitoring
N/A	Pre-Study Visits
Site Initiation
Interim Monitoring & site management
Site Close Out

Safety
Safety Database
CIOMS/ MedWatch report prep
SAE alert reporting to authorities

Data Management/Biostatistics
CRF Design & build
DM System Set Up (include edit checks)
Data Validation and Review CRFs
Data Query
Coding AE & Medications
Interim Analysis Plan
Final Analysis Plan

CONFIDENTIAL

MSA#:	YMB07-MSA-30APR2007-l.0	WO Version Code:	YMB07-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Medical Monitoring

Radiology Review

Medical Writing
Draft & Final Clinical Study Report

Quality Assurance
GCP Investigator/Site/ Vendor Audit
N/A	QA Audit of Clinical Database
N/A	QA Audit of Clinical Study Report

Project Timelines

Activity	Date of Completion
Contract or LOI executed	Apr-07
Investigator Meeting	Apr-Jun-07
First patient enrolled	Jun-07
25% subjects enrolled	Nov-07
50% subjects enrolled	Mar-07
75% subjects enrolled	Aug-08
Enrollment completed	Dec-08
Last patient/ last visit (active period)	Jun-09
Database Lock	Aug-09
Final close out visit	Oct-09

Roles and Rates

Allphase Role	Allphase Resource	Hourly Rate
DE	Data Entry Personnel	$	[*]
COA	Clinical Operations Associate	$	[*]
CRA	Clinical Research Associate	$	[*]
DM	Data Manager	$	[*]
MW	Medical Writing	$	[*]
PM	Project Manager	$	[*]
RA	Regulatory Affairs	$	[*]
DS	Drug Safety	$	[*]
QA	Quality Assurance Auditor	$	[*]
BlO	Biostatistician	$	[*]
ACE	Trainer	$	[*]
MM	Medical Monitor	$	[*]

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Project Details
x	Full Responsibility
(x)	Partial Responsibility/ Input/ Advice
ADM	Data Management

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Pre-Study Activities	x
Project Feasibility study	x
Protocol Development	x
Synopsis	x
Draft	x
Review	x	(x)		8	1	8	PM
Final	x
Protocol Amendments
Draft	x
Review	x	(x)		4	1	4	PM
Final	x
Compilation & update IB
Draft	x
Review	x
Final	x
Paper CRF Preparation
Draft	n/a
Review	n/a
Final	n/a
Printing	n/a
CRF Design (CA3)
CRF Design - Draft (17 unique forms, 60 CRF pages/pt) - template provided by YMB		x		40	1	40	PM
CRF Draft Review & Revisions	(x)	x		16	1	16	CRA
Edit Check Development		x		8	1	8	PM
Review & Finalize Programmed Edit Checks		x		8	1	8	PM
Final Review and Final Revisions to CRF	(x)	x		16	1	16	PM
CRF Completion Guidelines (revisions incl)		x		36	1	36	PM
CRF Completion Guidelines - review		x		8	1	8	CRA
CRF printing logistics and QC		x		4	1	4	PM
Project Plan
SOPs assignment documentation	(x)	x		3	1	3	PM
Responsibility assignment	(x)	x		3	1	3	PM

Total						24	CRA
						130	PM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Submissions to FDA	n/a
US agent
amendment & maintenance
CTA - Health Canada	x
Canadian Agent
Preparation & Submission				0	0	0	RA
Clarifax response				0	0	0	RA
Review of Approval NOL & follow-up				0	0	0	RA
Submission of CTSI forms to TPD				0	0	0	RA
amendment & maintenance				0	0	0	RA

Total						0	RA

Vendors
ID & contracting lab		x		12	1	12	PM
ID & contracting Radiology Review		x		12	1	12	PM
Vendor Assessment		x
Provide sites with manual	n/a
Payment administration & tracking		x		8	1	8	PM

Total						32	PM
Investigator’s Meeting
Identify location and conduct preliminary investigation of costs; reservations	x	(x)		8	1	8	COA
Organize travel & hotel for study team		x		14	1	14	COA
Plan and organize IM		x		24	1	24	PM
Prepare agenda	(x)	x		3	1	3	PM
Prepare presentations	x	x		8	1	8	PM
Design Investigator Meeting materials	x	x		8	1	8	PM
Prepare Investigator Meeting materials	x	x		16	1	16	COA
Prepare welcome letters, name tags, meeting materials	x	x		12	1	12	COA
Ensure vendor/sponsor presentations are organized and appropriate	x	x		8	1	8	PM
Attendance and presentations at Investigator meeting	x	x	x

PM prep				2	1	2	PM
PM travel				16	1	16	PM
PM presentation & attendance				16	1	16	PM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
CRA prep				2	3	6	CRA
CRA travel				16	3	48	CRA
CRA attendance				16	3	48	CRA

ACE Trainer prep				2	0	0	ACE
ACE Trainer travel				16	0	0	ACE
ACE Trainer presentation & attendance				8	0	0	ACE

COA prep				2	1	2	COA
COA travel				16	1	16	COA
COA attendance				16	1	16	COA

DM prep				2	0	0	DM
DM travel				16	0	0	DM
DM presentation & attendance				8	0	0	DM

MM prep				2	1	2	MM
MM travel				16	1	16	MM
MM presentation & attendance				8	1	8	MM

Sub-Total - PM						85	PM
Sub-Total - CRA						102	CRA
Sub-Total - ACE						0	ACE
Sub-Total - COA						84	COA
Sub-Total - DM						0	DM
Sub-Total - MM						26	MM

Ethics
Preparation of ICF template (PIPEDA)	x			16	0	0	PM
Customization of ICF (PIPEDA)	n/a			8	0	0	PM
Preparation of other subject materials	x			12	0	0	PM
Assist sites with submissions	x			3	0	0	PM
IRB approval review & action if needed	x			2	0	0	PM
Translation of ICF & materials	x			6	0	0	PM
Subsequent ICF revisions (amendments)	x			8	0	0	PM
IND Safety alert reporting to sites	x			2	0	0	PM
Annaul re-approval documentation	x			4	0	0	PM
Study/ site closure documentation	x			4	0	0	PM
IRB payment facilitation	x			1	0	0	PM
IRB payment	x

Total						0	PM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
CRA
Site Selection Visits	x
Contact sites and confirm date for visit
Send confirmation letter
Interview PI and site staff regarding experience
Review project requirements and expectations
Tour facility and assess site
Prepare report and make recommendation of site suitability
Prep				1	0	0	CRA
Travel				8	0	0	CRA
On-Site				3	0	0	CRA
Admin				4	0	0	CRA

Sub-Total/site						0	CRA
Total				0	0	0	CRA

Site Initiation Visit		x
Contact sites and confirm date for visit and provide an agenda
Send confirmation letter
Complete Monitors’ Sign-In Log
Review regulatory documentation
Review Study protocol and CRF including:
Inclusion /exclusion criteria
Efficacy parameters and measurement
Study schedule
Complete/evaluable patient definitions
Study medication procedures
Lab requirements
CRF completion instructions
Review adverse event reporting, including:
Definition of AEs and SAEs.
Requirements for documentation collection
Proper procedures for reporting SAEs to Sponsor and REB.
Follow-up requirements
Review Investigational Brochure
Review communication channels
Review requirements for source documentation
IRB/site responsibilities

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Review monitoring schedule
Review study site documentation
Train study coordinators
Review PI contract and payment schedule
Prepare study initiation visit report
Send site SIV report and ackg. form
Prep				2	1	2	CRA
Travel				8	1	8	CRA
On-Site				5	1	5	CRA
Admin				4	1	4	CRA

Sub-Total/site				19	1	19	CRA
Total				19	11	209	CRA

Interim Monitoring		x
Send confirmation letter
Complete Monitors’ Sign-In Log
Verify proper Informed Consent procedures
Montior in accordance with protocol/ICH/GCP
100% source document verification vs CRF
Assess patient eligibility (protocol inclusion / exclusion / randomization criteria)
Provide site with written query records to be retained with each CRF
Review study-related regulatory documents
Review monitoring & discrepancy report queries
Source verify data clarfication/ correction forms
Review of laboratory data
Review and verify SAEs (100% SDV)
Verify study drug inventory and storage
Verify proper accountability and destruction of IP and study supplies per protocol
Maintain protocol violation list
Monitoring of other variables as specified
Prepare monitoring visit reports following each monitoring visit
Provide monitoring follow-up reports to sites following each visit
Regular contacts with sites & TC reports
Ongoing training of site personnel
CRF and query management

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Prep				1	1	1	CRA
Travel				6	1	6	CRA
On-Site				8	1	8	CRA
Admin				5	1	5	CRA

Sub-Total/site				20	1	20	CRA
Total				20	229	4580	CRA

Close Out Visit		x
COV within 6 weeks post data base lock
Contact potential sites, confirm date for visit
Send confirmation letter
Complete Monitors’ Sign-In Log
Ensure site regulatory documentation is complete and accessible for future audits
Ensure that the investigator is aware of his/her responsibilities
Ensure that any remaining clinical trial material is removed from the study site
Prepare COV report following visit
Provide follow-up report to sites
Follow-up with sites to resolve open issues
Prep				1	1	1	CRA
Travel				8	1	8	CRA
On-Site				8	1	8	CRA
Admin				5	1	5	CRA

Sub-Total/site				22	1	22	CRA
Total				22	11	242	CRA

CRA Total						5031	CRA

Overall Project Management
In-house study management
Selection - US sites	N/A
Selection - CDN site	x
Identification & contracting of vendors	N/A
Feasibility form admin (incl. initial contact)	x
Confidential Discl. Agreement - template	x
CDA Approval	x
CTRA template	x
CTRA template approval	x
CTRA negotiation	x

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
CTRA - site sign off	x

Preparation of initial project specific reg pkg	x
Review received reg docs:	x	x					PM
site - 1572
site - QIU
REBA
CTSI
Consent to Use Personal Data
Protocol signature page
IB distribution to sites
Financial Disclosure
CV
biosketch
MD qualification
lab ref ranges & license

Internal monthly project team meetings		x					PM
Site level management		x
Regular status reports for client		x
Liaise bi-weekly with sponsor		x					PM
TMF Set-up & Maintenance		x					PM
Track CRF completion & queries and manage deficiencies		x					PM
Site budget set-up	x
Payment calculation		x					PM
Payment tracking	x	x					PM
Payment issuance	x
Preparation of Project Plan	(x)	x					PM
Preparation of Monitoring Plan	(x)	x					PM
Prep. of initiation Visit Booklet	(x)	x					PM

Prep. of Study specific forms	x						PM
Prep. study specific tracking tools	x
CRF Transmittal Logs	x
QoL, questionnaires and/or patient diaries, patient (alert) cards	x
Drug Accountability Form	x
Individual Subject Drug logs	x
Drug Return & Reconciliation Form	x
Clinical Re-Supplies Form	x
Drug Receipt Form	x
Release of IP (RIP) Form	x

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Destruction of IP (DIP) Form	x
Study specific tracking tools	(x)	x					PM

Investigational Product (IP) and other Clinical Study Supplies	x
Labeling, coding and packing of IP (including provision of sample labels)	x
Identification of Drug Distribution Vendor	x
Comparator Procurement	N/A
Preparation of written instructions for handling and storage of IP	x
Request for import/export approvals for IP	x
Preparation of custom clearance(s)	x
Storage of IP	x
Development/maintenance Randomization System/Codes		x					DM
Request for authorization to release IP to sites	x
Authorization to distribute drug	x
Packaging/labeling of Clinical Supplies	x
Distribution of Clinical Study Supplies to sites	x
Tracking of IP	x	x					PM
Tracking of Clinical Study Supplies	x	x					PM
Organization of return of unused Clinical Study Supplies		x					CRA
Organization of destruction of unused Clinical Study Supplies	x

Study Completion/Study Termination
Notification to national/local authorities of study termination	x
Final recon of TMF		x					PM
Archiving of Sponsor’s TMF	x

Sub-Total (est. hours/ week x # wks) Active Period		x		11	104	1144	PM

Sub-Total (est. hours/week x # wks) Follow-Up Period		x		5.5	26	143	PM

Ex-house Project Management
Site Selection Visits		x
Prep				2	0	0	PM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Travel				14	0	0	PM
On-Site				3	0	0	PM
Admin				5	0	0	PM

Sub-Total/site							PM
Total				0	0	0	PM

Co-Initiation/Monitoring/COV		x
Prep				1	1	1	PM
Travel				8	1	8	PM
On-Site (average)				8	1	8	PM
Admin				1	1	1	PM

Sub-Total/site						18	PM
Total				18	3	54	PM

Ad hoc meetings (4 trips)		x
Prep				1	1	1	PM
Travel				6	1	6	PM
On-Site (average)				8	1	8	PM
Admin				3	1	8	PM

Sub-Total/site						18	PM
Total				18	4	72	PM

Total						1413	PM

Administration - COA				0	0	0	COA
Assemble site reg. packages	x			0	0	0	COA
Courier packages to sites	x			0	0	0	COA
Receive, log, scan & file initial reg docs	x			0	0	0	COA
Follow-up on reg doc errors & omissions	x			0	0	0	COA
Courier - second round	x			0	0	0	COA
Receive, log, scan & file 2nd round reg docs	x			0	0	0	COA

Assemble PI Site Files (ISF) for TMF	x			0	0	0	COA
Courier site ISF to PI	x			0	0	0	COA
Assemble TMF		x		16	1	16	COA
Assemble In-House site File (IHF) for TMF		x		3	11	33	COA
CRF related admin		x		16	1	16	COA
CDA - send to sites; review; send to Client	x			0	0	0	COA
CTRA - send to sites; review; send to Client	x			0	0	0	COA

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp

COA Pre-Study Total						65	COA

General Admin
Post tracking tools to web for client		x
Assist with IRB/ reg. authority submissions	x
Ongoing regulatory doc. tracking/ scanning		x
Trial Master File maintenance		x
Contact sites for enrolment updates		x
High level site support		x
Assist with query resolution		x
TC minutes		x
Return of Sponsor’s TMF		x

COA General Admin (Active) Total				5	104	520	COA
COA General Admin (Follow-up) Total				3	34	102	COA
Total						622	COA

Allphase Center of Excellence (ACE) Training
Site level GCP/ICH CRF training		n/a
Source documentation
Drug accountability
DM insight for reducing queries

ACE Trainer prep				0	0	0	ACE
ACE Trainer travel				0	0	0	ACE
ACE Trainer attendance				0	0	0	ACE

Total						0	ACE

Medical Writing
Review of therapeutic area/medication	x
Review of protocol/related study documents	x
Integration of tables/statistical analysis plan	x
Preparation of draft report #1	(x)	x		60	1	60	MW
Preparation of draft report #2	(x)	x		40	1	40	MW
Preparation of draft report #3	(x)	x		30	1	30	MW
Preparation of final report	(x)	x		30	1	30	MW

Total						160	MW

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Quality Assurance
Familiarization with client SOPs (if applicable)		x
Familiarization with protocol		x
Inspection of site regulatory files		x
Review and assessment of site SOPs		x
Random sampling of source and CRF data		x
Discussion with site personnel re: processes and findings.		x
Inspection of client TMF regulatory files		x
Review of vendor facilities, SOPs, processes		N/A
Discussion with vendor personnel re: processes and findings.		N/A
Preparation of audit report		x
Follow-up of resolutions		x

Vendor Audits		N/A
Prep				6
Travel				6
On-Site				8
Report Writing				6
Sub-Total				26	2	52	QA
Site Audits (✓(n+1))		x
Prep				8
Travel				8
On-Site				16
Report Writing				8
Sub-Total				40	4	160	QA
TMF Audit		x
Prep				2
Travel				0
On-Site				16
Report Writing				8
Sub-Total				26	0	0	QA

Total						212	QA

Safety
Overall Medical Oversight	(x)	x
Manage site questions		x		0.5	110	55	MM
review patient eligibility		x		0.5	110	55	MM
Protocol deviation decision making and management (as required)	(x)	x		0.75	100	75	MM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
SAE Trend Analysis		x		8	2	16	MM
Protocol deviation processing and tracking		x		0.75	100	75	PM
AE/SAE Database Setup		x
AE/SAE Coding and Reporting			x				DM
Medications Coding			x				DM
SAE Collection, Processing & Reporting		x
SAE report receipt, processing & follow-up		x		1	100	100	DS
Submit Alert Reports to Reg. Agencies/ IRB/ Sponsor		x		0.75	100	75	DS
Submit SAE Reports to Sites		x		0.75	100	75	PM
SAE Evaluation		x		0.5	100	50	MM
24/7 phone coverage (2hrs/wk)		x		2	130	260	MM

Sub-Total						150	PM
Sub-Total						175	DS
Sub-Total						511	MM
Radiology Review
Provider: TBD
Database Development
Image Reciept and Processing
Image Review
Data Transfer Files
Program Management
DSMB
Formation and Management		N/A
Provide suitable board members & facilitate (3) meetings by teleconference		N/A
Organize & Conduct DSMB meetings		N/A
Interact with sponsor regarding conclusions		N/A
implement next steps.		N/A
Charter & SOPs		N/A
Provide support/advice for creating DSMB and defining its duties & resp. for the project		N/A
Administration		N/A
Distribute meeting materials (Send Safety Data)		N/A
Prepare minutes		N/A
MD Participation & Evaluation		N/A
Total

Sub-Total						0	PM
Sub-Total						0	COA
Sub-Total						0	MM

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Data Management
Data Management Plan
Project specific DM standards & SOPs			x	16	1	16	DM
Preparation of Data Management Plan			x	8	1	8	DM
Database Design
DB definition			x	4	1	4	DM
DB security			x	4	1	4	DM
CRF review			x	8	1	8	DM
CA3 - Coding data entry screens (17 unique forms, 60 CRF pages/pt)			x	40	1	40	DM
Define & code edit checks			x	24	1	24	DM
Finalize data entry screens, edit checks, validation				16	1	16	DM
Data Validation Plan			x
Initial programming & query wording			x	8	1	8	DM
Testing and locking DVP (sign off)			x	4	1	4	DM
Periodic re-testing			x	8	1	8	DM
CRF Completion Guidelines		x					PM
CRF Completion Guidelines review		x					CRA
Site training		x					CRA
Data Entry and Cleaning
Double Data Entry of all paper CRF data (60 CRF pages/pt)			x	0.1	6000	600	DE
Data Query: Review of listings; query generation (Data Clarification Forms)			x	1	100	100	DM
Administration of DCFs		x		1	100	100	COA
Closing of DCFs			x	1	100	100	DE
Medical/Science Review		x
Clinical Review				0.5	100	50	MM
AE/SAE Database Setup	(x)		x	16	1	16	DM
SAE Reconciliation		x
Reconciliation based on central SAE DB vs. study DB				16	1	16	DM
Medical Coding			x
Coding AE’s (MedDRA, WHO-ART, COSTART)				0.06	200	12	DM
Coding of Con Meds (WHODRUG)				0.06	200	12	DM
Data Validation & Management			x
Periodic validation of CRF data				8	1	8	DM
Flexible query routing				0.1	100	10	DM
Accommodating 3rd party queries				0.1	50	5	DM
Central Lab DB imports		n/a
Reconcile Clinical End-Point & CRF Database

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

List of Tasks	YM	Allphase	ADM	Task Hours	Units	Total Hours	Resp
Preparation of the Interim Analysis Plan
Preparation of the Final Analysis Plan
Biostats & Programming for Interim and Final Analysis
DB lock & audit			x
Interim & final DB locks with assoc. documentation				24	1	24	DM
08 documentation & release				8	1	8	DM
DB transfer in sponsor defined formats (ASCII, SAS, XML as per CDISC specs) with detailed docs.				4	1	4	DM
Randomization Services		x
Sample-Size Justification and Calculation,				6	0	0	BIO
Randomization Codes - Specification and programming of the randomization lists				8	0	0	BIO
24/7 Un-blinding of Patients for 30 months				as needed			DM
One (1) Study Specific SOP pertaining to the un-blinding of Patients				3	0	0	DM
Set-up (Annual Licenses) and Maintenance			x	3	11	33	DM
Associated Project Management			x	2	11	22	DM
Project Close-Out & Archiving of database			x	24	1	24	DM

Sub-Total						401	DM
Sub-Total						700	DE
Sub-Total						100	COA
Sub-Total						50	MM
Sub-Total						0	BIO

Biostatistical Services
Statistical Analysis Plan (SAP) including mock-up tables, listings and graphs (optional)		x		40	1	40	BIO
Statistical Analyses for all tables, listings and graphs outlined in the SAP		x		152	1	152	BIO
Statistical Report (optional)		x		30	1	30	BIO

Interim Analysis (Limited)		x		24	1	24	BIO

Total						246	BIO

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MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

6. Estimate

Based on the information provided, we have prepared an estimate which we feel is reasonable at this time. Please be assured that Allphase Clinical Research strives to economize appropriately whenever possible. Based on the preceding section of this proposal, the following labour costs have been estimated, in CDN dollars. All travel related expenses are to be reimbursed by the client separately, without mark-up.

Service	Approx. # hours	Hourly Rate (CDN)		TOTALS
Project Management (PM)
Pre-Study Activities	130	$	[*]	$	[*]
Vendors Selection	32	$	[*]	$	[*]
Investigator’s Meeting	85	$	[*]	$	[*]
Ethics	0	$	[*]	$	[*]
Co-Initiation/IMV/COV	54	$	[*]	$	[*]
Ad hoc meetings	72	$	[*]	$	[*]
Safety - SAE	150	$	[*]	$	[*]
Safety - DSMB	0	$	[*]	$	[*]
General	1287	$	[*]	$	[*]
Sub Total	1,810	$	[*]	$	[*]
Regulatory Affairs (RA)
Health Canada Submission	0	$	[*]	$	[*]
Sub Total	0	$	[*]	$	[*]
Clinical Monitoring (CRA)
Pre-Study Activities	24	$	[*]	$	[*]
Investigator’s Meeting	102	$	[*]	$	[*]
Site Selection Visits	0	$	[*]	$	[*]
Initiation Visit	209	$	[*]	$	[*]
Interim Monitoring	4580	$	[*]	$	[*]
Close-Out Visit	242	$	[*]	$	[*]
Sub Total	5157	$	[*]	$	[*]
Clinical Operations Associate (COA)
Pre-Study Activities	65	$	[*]	$	[*]
Investigator’s Meeting	84	$	[*]	$	[*]
DSMB	0	$	[*]	$	[*]
General	622	$	[*]	$	[*]
Data Management	100	$	[*]	$	[*]
Sub Total	871	$	[*]	$	[*]

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Service	Approx. # hours	Hourly Rate (CDN)		TOTALS
Training (ACE)
Investigator’s Meeting	0	$	[*]	$	[*]
Site Training	0	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Quality Assurance (QA)
Vendor Audits	52	$	[*]	$	[*]
Site Audits	160	$	[*]	$	[*]
TMF Audit	0	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Drug Safety – Management
Drug Safety	175	$	[*]		[*]
[Illegible]	[Illegible]		[*]		[*]
Drug Safety - Medical
Investigator’s Meeting	26	$	[*]	$	[*]
Medical Monitoring	511	$	[*]	$	[*]
DSMB	0	$	[*]	$	[*]
Data Management	50	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Medical Writing
Professional Services	160	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Data Management
Investigator’s Meeting	0	$	[*]	$	[*]
Double Data Entry	700	$	[*]	$	[*]
Professional Services	401	$	[*]	$	[*]
Site Set-up (licenses)	[*] sites	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Biostatistician
Data Management	0	$	[*]	$	[*]
Professional Services	246	$	[*]	$	[*]
[Illegible]	[Illegible]		[*]		[*]
Radiology Review			[*]	$	[*]
Radiology Review
Total Project Services Fees				$	[*]

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

7. Pass-Through Cost Estimate

		TOTALS
Pass-Through Expenses		Unit Cost	# Units	Total Cost
Monitor Travel Expenses (incl. $0.44/km)	per trip	[*]	229.00	$	[*]
Monitor Meal Expenses	per day	[*]	229.00	$	[*]
Monitor Overnight Expenses (i.e. hotel)	30%	[*]	69.00	$	[*]
Monitor Meal Expenses (overnight)	per day	[*]	69.00	$	[*]
Quality Assurance / Site Audit Travel	per trip	[*]	6.00	$	[*]
Allphase & Client Meeting Expenses	per person	[*]	4.00	$	[*]
Miscellaneous Expenses (consumables and communication costs) = $100 pp /month (active period): 2CRA, 1COA & 1PM	per month	[*]	26.00	$	[*]
Miscellaneous Expenses (consumables and communication costs) = $50 pp /month (follow-up period): 2CRA, 1COA & 1PM	per month	[*]	6.50	$	[*]
Teleconferences	per conf.	[*]	69.00	$	[*]
Mailing	per letter	[*]	251.00	$	[*]
Courier	per package	[*]	138.00	$	[*]
Newsletters	per newsletter
Regulatory Binders	per site
Study Reference Binders	per site
Investigator Grants	per patient
Ethics Committee / IRB Fees	per site
Insurance	per site
Sub-Total				$	[*]
Investigator’s Meeting
Investigator Meeting Airfare - site staff (PI business, CRC economy)	per person	[*]	22	$	[*]
Investigator Meeting Airfare - sponsor staff (all economy)	per person	[*]	9	$	[*]
Investigator Meeting Hotel - site staff (5 star x 3 nights)	per person	[*]	22	$	[*]

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MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

Investigator Meeting Hotel - sponsor staff (5 star x 3 nights)	per person	[*]	9	$	[*]
Transportation and meals	per person	[*]	31	$	[*]
Sub-Total				$	[*]

Vendors (non-affiliated)
Translations	ICF	[*]		$	[*]
Central Laboratory Service (PK Lab)	per patient	[*]			[*]
IVRS Vendor	N/A
Drug Distribution Vendor	N/A
Sub-Total				$	[*]
Total Pass-Through Expenses (CDN)				$	[*]

Total Project (CDN)				$	[*]

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

8. Payment Schedule and Terms

A deposit of [*]% ([*]) of the estimated project cost is to be paid upon initiation of this contract. Detailed monthly invoices will be submitted to YM BioSciences Inc.

o	Monthly labour invoices to be issued by the 15th of the following month
o	Expense invoices to be issued once original receipts have been collected from personnel
o	Applicable taxes on labor will be indicated on invoice.
o	Payment terms are 30 days from receipt of monthly invoice.
o	[*]% per month financing fee may be applied to outstanding balance owing.
o	Sponsor authorization will be obtained if budget exceeds [*]% of estimate.
o	Retainer based payment schedule is also available if preferred.

9. Standard Practices

Allphase Clinical Research will manage the project using industry best practice and will endeavor to perform the work at or below cost and schedule. Please be assured that Allphase strives to economize appropriately whenever possible. To this end, multiple destination monitoring trips will be arranged when possible to reduce travel time and expenses. The client will be consulted regarding the possibility of deviating from the prescribed protocol defined monitoring frequency if sites are not enrolling sufficiently to justify the expense. The least expensive means of transportation will be used, in consideration of travel time, efficiency and safety.

Allphase Standard Operating Procedures (SOP) or client SOPs can be used for this project.

Allphase Clinical Research is an insured and incorporated company.

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

10. Client Signatures

The details as described in the version on the Work Order referenced in the header of this document are acceptable. Any significant change in the terms or requirements of this Work Order will be managed in accordance with section 3.2 of the above referenced Master Services Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto through their duly authorized officers on the date(s) set forth below.

Agreed and accepted

YM BioSciences Inc.

Signature:	[ILLEGIBLE]	Signature:	[ILLEGIBLE]

Date:	May 16/07	Date:	22 May 2007

Name/Title:	CHAIR & CEO	Name/Title:	Jeff Smith/President

I have the authority to bind the corporation.		I have the authority to bind the corporation.

If the details of this Work Order require further refining and the parties wish to initiate work on the project prior to finalizing the Work Order, the Letter of Intent of section 11 of this Work Order may be executed.

CONFIDENTIAL

MSA#:	YMBO7-MSA-30APR2007-1.0	WO Version Code:	YMBO7-WO1-29MAR2007-2.3
Version Date:	02APR2007	Work Order #:	01

11. Letter of Intent

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